Filed with the Securities and Exchange Commission on July 1, 1997
                                                     Registration No. 33-_____


                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                             -------------

                                FORM S-3
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                       C&F Financial Corporation
         (Exact Name of Registrant as specified in its Charter)

              Virginia                                  54-1680165
     (State or other jurisdiction             (IRS Employer Identification No.)
          of incorporation)

                             Eighth and Main Streets
                           West Point, Virginia 23181
                             (804) 843-2360
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             -------------

                    LARRY G. DILLON                          Copy to:
                      President                        HUGH B. WELLONS, ESQUIRE
               C&F Financial Corporation                  Mays & Valentine
               Eighth and Main Streets                 1111 East Main Street
              West Point, Virginia  23181             Richmond, Virginia  23218
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             -------------

      Approximate date of commencement of proposed sale to public:

As soon as practicable after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following block.[x]

         If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.[ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. [ ]

         If the Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                             -------------


                              CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------
Title of Each Class  Proposed Maximum  Proposed Maximum
 of Securities to        Amount to      Offering Price      Aggregate       Amount of
  be Registered       be Registered     Per Unit (1)     Offering Price  Registration Fee
-----------------------------------------------------------------------------------------
 Common Stock,
$1.00 par value      100,000 shares        $21              $2,100,000         $636
-----------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee according to trades made as of the latest practicable date prior to the date of filing the registation statement.

                             -------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective such date as the Commission acting pursuant to Section 8(a) may determine.

                               PROSPECTUS

                       C&F FINANCIAL CORPORATION
                        Eighth and Main Streets
                       West Point, Virginia 23181
                             (804) 843-2360

                       DIVIDEND REINVESTMENT PLAN
                     100,000 SHARES OF COMMON STOCK
                           ($1.00 par value)

         This Prospectus relates to 100,000 shares of the $1.00 par value Common Stock of C&F Financial Corporation (the "Company") which is proposed to be issued under the C&F Financial Corporation Dividend Reinvestment Plan (the "Plan"). The Plan provides each registered holder of its Common Stock with a simple and convenient method of investing cash dividends in additional shares of Company Common Stock without fees of any kind. The Plan was adopted by the Board of Directors of the Company on June 12, 1997.

         The price of the shares purchased with reinvested dividends will be the market price of the shares as determined under the Plan. The number of shares authorized under the Plan shall be adjusted to reflect stock dividends and stock splits.

         American Stock Transfer & Trust Company (the "Plan
Administrator") will administer the Plan. You may enroll in the Plan by completing the enclosed Authorization Card.

         It is suggested that this Prospectus be retained for future reference.

                        ------------------------

THESE  SECURITIES  HAVE NOT BEEN APPROVED OR  DISAPPROVED  BY THE
SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        -----------------------

                 This Prospectus is dated July 1, 1997.

         No person has been authorized to give any information or to make any representation not contained in this Prospectus, and if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any of the securities to which this Prospectus relates, in any jurisdiction, to or from any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither delivery of this Prospectus nor any distribution of the securities to which this Prospectus relates shall, under any circumstances, create any implication that the information contained herein is correct at any time subsequent to the date hereof.

                         AVAILABLE INFORMATION

         The Company has filed with the Commission a Form S-3 Registration Statement (the "Registration Statement") under the Securities Act of 1933 relating to the shares of Company Common Stock issuable pursuant to the Plan. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information, reference is made to the Registration Statement and to the exhibits thereto, which may be inspected without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington,
D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at the following locations: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 75 Park Place, Room 1228, New York, New York 10007.

         Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains an internet web site at http://www.sec.gov., containing reports, proxy and informational statements and other information regarding companies who file reports electronically with the Commission.

         The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of any person, a copy of any or all documents incorporated herein by reference (other than exhibits to such documents). See "Incorporation By Reference." Written request should be directed to Stockholder Relations, C&F Financial Corporation, Eighth and Main Streets, West Point, Virginia 23181, and telephone requests may be made at the following number: (804) 843-2360.

                       INCORPORATION BY REFERENCE

     The Company's latest annual report on Form 10-KSB filed pursuant to
Section 13(a) of the Exchange Act which contains financial statements for the Company's latest fiscal year ending December 31, 1996 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, are specifically incorporated by reference into this Prospectus. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's 1996 fiscal year are specifically incorporated by reference into this Prospectus.

     All documents subsequently filed by the Company pursuant to sections 13, 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Common Stock pursuant to the Plan covered by this Prospectus, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

                           TABLE OF CONTENTS

THE COMPANY................................................2

DESCRIPTION OF THE PLAN....................................2

     Eligibility to Participate............................2

     Advantages of the Plan................................3

     Enrollment in the Plan................................3

     How the Plan Works....................................4

     Stock Purchase Procedures.............................4

     Statement of Account..................................6

     Expenses of the Plan..................................6

     Withdrawals...........................................6

     Income Tax Status.....................................7

     Stock Dividends, Stock Splits and Rights Offerings....8

     Voting of Shares Held by the Plan Administrator ......8

     Responsibility of the Plan Administrator..............8

INTERPRETATION OF THE PLAN.................................9

AMENDMENT AND TERMINATION OF PLAN.........................10

USE OF PROCEEDS...........................................10

LEGAL OPINION.............................................10

                              THE COMPANY

     The Company, a Virginia business corporation, is a one-bank holding
company with  administrative   offices  in  West  Point,   Virginia. Its
wholly-owned subsidiary, Citizens and Farmers Bank, offers quality general banking services to individuals, professionals and small businesses through branch offices serving the surrounding towns and counties. Citizens and Farmers Bank has three wholly-owned
subsidiaries.   C&F  Mortgage  Corporation  originates  and  sells
residential mortgages. These mortgage services are provided through offices in Virginia and Maryland. Brokerage services are offered through C&F Investment Services, Inc. C&F Title Agency, Inc. offers title insurance services. Trust services are provided in association with The Trust Company of Virginia. As of March 31, 1997, the Company had consolidated total assets of approximately $254 million.

     The principal executive offices of the Company are located at Eighth and Main Streets, West Point, Virginia.

                        DESCRIPTION OF THE PLAN

     The Plan provides the Company's shareholders with a simple and convenient method for increasing their stock ownership in the Company
by investing  their cash  dividends  in  additional   shares  of Company
Common Stock. The Plan Administrator will administer the Plan. Except as otherwise referenced below, the Company will absorb all transaction costs and administrative expenses incurred in connection with the purchases and recordkeeping of share ownership, reducing the
costs  to   participants   of  purchasing   and  owning   shares.
Participation in the Plan is entirely voluntary.

Eligibility to Participate

     All holders of the Company's Common Stock with shares registered in their own name are eligible to participate in the Plan. If your stock is registered in the name of a bank or broker as nominee, you must first transfer some or all of those shares into your own name in order to participate in the Plan with regard to those shares. You may, by written notice, join or withdraw at any time as long as the Plan continues.

Advantages of the Plan

     You will receive certain benefits by joining the Plan, including the following:

     (1) Reduced costs of investment. The Plan allows a participant to acquire additional shares of the Company's Common Stock with no brokerage commission costs. There are no administrative or service charges under the Plan, and the Company will absorb any additional costs of Plan transactions, except for termination costs.

     (2)  Increased  shares.  A  participant's  total shares in the
Company will increase  quarterly,   thereby  generating  additional
dividend  income  to  be reinvested.

     (3) Simplified recordkeeping. Quarterly statements at the completion of each investment transaction are provided by the Plan Administrator to confirm your investments and accumulated holdings as they occur.

     (4) Voting control of equity interest. You will retain the power to have all shares of the Company's Common Stock held for your account under the Plan voted in accordance with your directions.

Enrollment in the Plan

     To enroll in the Plan, a shareholder must complete and sign the enclosed Authorization Card and return it to American Stock Transfer & Trust Company, Attention: Dividend Reinvestment Department, 40 Wall Street, 46th Floor, New York, New York, 10005. An envelope is provided for this purpose. Additional forms may be obtained at any time upon written request to the Plan Administrator at the above address or by telephone at 1-800-278-4353. The Authorization Card is required to be signed exactly as the shares are registered. For example, shares held jointly are required to be executed by all joint owners.

     Participation will begin with the next dividend after the Authorization Card is received, provided it is received at least one (1) business day prior to that dividend record date. Should your authorization be received after that record date, it will be necessary to delay your participation until the following dividend.

     The Company has paid quarterly cash dividends historically on or about the 1st day of January, April, July, and October, and the dividend record date generally precedes the payment date. However, the Company makes no guarantee of future dividend payments.

     Upon enrollment, participation continues automatically until terminated by the shareholder. Shareholders who enroll in the Plan need take no further action to participate in the Plan. Any shareholder wishing to cease participation in the Plan must submit such request in writing to the Plan Administrator. This written request must be received by the Plan Administrator at least one (1) day prior to a particular dividend record date.

How the Plan Works

     To participate, a shareholder merely delivers an Authorization Card to the Plan Administrator, completed and executed by the participant. Then dividends on shares of Company Common Stock held by the participant in the Plan will be reinvested in Company Common Stock. This will include all shares held at the time of enrollment, plus all shares of Company Common Stock that may be subsequently purchased.

Stock Purchase Procedures

     The Company will deliver, each quarter, to the Plan Administrator dividends on those shares of Company Common Stock owned by a participant. The Plan Administrator then promptly will apply a participant's dividends, combined with those of other participants, to the purchase of shares of Company Common Stock. Funds held by the Plan Administrator shall not bear interest.

     The source of shares of Company Common Stock to be purchased under the Plan generally will be authorized but unissued shares, but also may include shares of Company Common Stock purchased on the open market or in privately negotiated transactions, or a combination thereof, as determined by the Company.

     The purchase price of shares purchased from the Company with reinvested dividends will be based on the average of the closing prices of the Company's Common Stock in the over-the-counter market for the five trading days after the record date, or as determined by a duly constituted committee of the Board of the Company in good faith. The price of shares purchased on the open market will be the actual cost to the Plan Administrator of such purchases (excluding brokerage fees and commissions).

     All shares purchased with a participant's dividends will be credited to his Dividend Reinvestment Plan account. Shares that accumulate in that account will earn dividends, and these also will be automatically reinvested.

     Since a participant's dividends will seldom be an amount that will purchase an exact number of shares, purchases for an account will normally include a fractional share. These fractional shares will earn proportional dividend income the same as full shares.

     The Plan Administrator will hold the stock purchased under the Plan for the account of each participant until participation in the Plan terminates. However, a participant may withdraw full shares from his account on written notice to the Plan Administrator. See the section "Withdrawals" below for further information.

     Separate certificates for the shares purchased under the Plan will not be issued to participants. All certificates for shares purchased under the Plan will be issued to and held by the Plan Administrator or its nominee for the benefit of participants. This feature of the Plan protects against loss, theft or destruction of stock certificates.

Statement of Account

     After each  dividend  payment  date,  a statement  of Plan  Account will be mailed.  The  statement  will  show  the  cost  of  shares
purchased,   current transactions, and total full and fractional shares held in the Plan Account.

     Each participant should keep these statements so as to be able to establish the cost basis of shares purchased under the Plan.

Expenses of the Plan

     Participants will incur no brokerage commissions, service charges or other fees for purchases made under the Plan. All costs of administration of the Plan will be paid by the Company, except for termination costs.

Withdrawals

     A participant may withdraw any and all of the full shares held by the Plan Administrator on written notice to the Plan Administrator. Upon receipt of a notice of withdrawal of shares, the Plan Administrator shall promptly transmit to the participant certificates registered in the participant's name for the full shares withdrawn. Fractional shares cannot be withdrawn. If you are completely terminating your participation, you will receive a check for the value, as determined by the Company, of any fractional share in your account.

     To withdraw from the Plan, a participant must notify the Plan Administrator that all shares registered in the participant's name are to be withdrawn from the Plan and request the Plan Administrator to return all shares held in the participant's account.

     On termination of participation in the Plan, a participant may request that all full Plan shares credited to his account be sold. Upon receipt of such a request, the Plan Administrator will arrange for the sale on the open market of the participant's full shares as soon as practicable. Following the sale, the Plan Administrator will send the participant a check for the proceeds of the sale and for the value of any fractional share in the participant's account less a service charge of $10, plus brokerage commissions and any applicable taxes. The Plan Administrator may increase the service charge at any time without notice to participants.

     Shares of stock credited to a participant's account may not be pledged or assigned. A participant who wishes to pledge or assign any such shares must withdraw such shares and request that a certificate for such shares be issued in his name.

Income Tax Status

     Participants in the Plan will have to report the receipt of dividend income equal to the fair market value of the Common Stock purchased with the reinvested dividends. The tax basis of shares acquired through the Plan will also be equal to the value of the Common Stock purchased with the reinvested dividends. For example, Company stock with a value of $100 will be purchased for a participant who reinvests a $100 cash dividend, and such participant will have to report dividend income of $100 and will have a basis in the purchased stock of $100. The holding period for shares acquired through the Plan will begin on the day following the dividend payment date.

     A participant who is subject to withholding tax on the payment of dividends will receive less stock than a participant who is not subject to withholding, because less cash will be transferred to the Plan Administrator for its use in purchasing additional shares.

     Additional Tax Information - Each participant will receive a Plan statement of account after each dividend payment date which details the year-to-date dividends paid to the participant under the Plan.

     A participant will not realize any taxable income when he receives a certificate for whole shares credited to his account, either upon his request for certain of those shares or withdrawal from or termination of the Plan.

     Participants are urged to consult with their own tax advisors for more specific information with regard to the dividend reinvestment feature of the Plan.

Stock Dividends, Stock Splits and Rights Offerings

     If the Company should declare a stock dividend or split, each participant's account will be credited with the number of shares issued pursuant to the Company's action based upon the number of full and fractional shares held in the participant's account under the Plan. Shares issued as a result of stock dividends or splits on shares registered in the name of a participant will be distributed in
the  same  manner  as  to  those   shareholders   who  are  not
participating in the Plan. Rights issued on shares held by the Plan will also be distributed to participants in the same manner as to other shareholders.

Voting of Shares Held by the Plan Administrator

     Participants will be entitled to vote all full shares and fractional shares credited to their accounts in the Plan. The Plan Administrator will provide documents for each participant's signature directing the Plan Administrator to vote those shares credited to the account of the participant in accordance with the participant's instructions on the form. If no instructions are received by the Plan Administrator from a participant, such participant's shares will not be voted.

Responsibility of the Plan Administrator

     The Plan Administrator will receive the participant's dividend payments, invest such amounts in additional shares of Common Stock, maintain continuing records of each participant's account, and advise participants as to all transactions in and the status of their accounts. The Plan Administrator will act in the capacity of agent for the participants.

     All notices from the Plan Administrator to a participant will be addressed to the participant at his last address of record with the Plan Administrator. The mailing of a notice to a participant's last address of record will satisfy the Plan Administrator's duty of giving notice to such participant. Therefore, participants must promptly notify the Plan Administrator of any change of address.

     Neither the Plan Administrator   nor  the   Company   shall  have
any responsibility beyond the exercise of ordinary care for any reasonable and prudent actions taken or omitted pursuant to the Plan including, without limitation, any claim for liability arising from failure to terminate a participant's account upon such participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

     The participants should recognize that neither the Company nor the Plan Administrator can provide any assurance that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.

     All transactions in connection with the Plan shall be governed by laws of the Commonwealth of Virginia.


                       INTERPRETATION OF THE PLAN

     Any question of interpretation arising under the Plan will be determined by the Board of Directors of the Company pursuant to applicable federal and state law and the rules and regulations of all regulatory authorities, which determination shall be final and binding on all participants.

                   AMENDMENT AND TERMINATION OF PLAN

     While  the  Company  hopes  to  continue  a  dividend
reinvestment   plan indefinitely, the Company reserves the right to
suspend or terminate the Plan at any time without approval of the participants. Additionally, the Company may amend, supplement, or modify the Plan at any time without the approval of the participants. Thirty (30) days' notice of any suspension or material amendment will be sent to all participants, who shall in all events have the right to withdraw from the Plan.

                            USE OF PROCEEDS

     In the event that shares of Common Stock under the Plan are acquired from the Company's authorized but unissued shares, the net proceeds from such sales will be used for general corporate purposes.

                             LEGAL OPINION

     Certain legal matters in connection with the Plan have been passed upon for the Company by Mays & Valentine, L.L.P., Richmond, Virginia, which has acted as special counsel in connection with the Plan.

                                Part II

Item 14.  Other Expenses of Issuance and Distribution.

Registration Fees: less than $500
Legal Fees: $5,000
Accounting Fees: $3,000
Printing Fees: less than $1,000
Other: less than $1,000

Item 15.  Indemnification of Directors and Officers.

         Title 13.1, Chapter 9, Article 10 of the Code of Virginia of 1950, as amended, permits a Virginia corporation in general to indemnify any of its officers and directors, and any person serving at its request as an officer or director or another corporation or enterprise if he acted in good faith and in a manner which he believed to be in, or not opposed to, the best interest of the corporation. In the event, however, that such person is adjudged liable to the corporation, he will not be entitled to indemnification. The statute also permits a corporation to provide other or further indemnity in its articles of incorporation, or in a bylaw or resolution approved by its directors or shareholders, except for an indemnity against willful misconduct or a knowing violation of criminal law. Furthermore, unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation. Finally, the statute authorizes a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

         The Articles of Incorporation of the Registrant provide that, to the extent and under the circumstances permitted by Virginia Code Section 13.1-704B, Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Registrant against liabilities, penalties, claims and fines, including amounts paid in settlement, reasonable expenses, and attorney's fees, imposed upon, threatened or asserted against him or her because he or she is or was an officer or director of the Registrant, except for an indemnity against willful misconduct or a knowing violation of criminal law.

Item 16. Exhibits.

         The following is a list of exhibits included as part of this registration statement and included herewith at the end of this registration statement.

                                                                   Sequential
      Exhibit No.      Description of  Exhibit                     Page Number

          1                     Not Applicable.

          2                     Not Applicable.

          4                     Not Applicable.

          5 Form of opinion of Mays & Valentine regarding the legality of the securities being registered and consent.

          8                     Not Applicable.

         12                     Not Applicable.

         15                     Not Applicable.

         23                     Consent of Mays &
                                Valentine, L.L.P.
                                (included as part of Exhibit 5)

         23.1                   Consent of Deloitte & Touche LLP

         25                     Not Applicable.

         26                     Not Applicable.

         27                     Not Applicable.

         28                     Not Applicable.

         99                     Dividend Reinvestment Plan
                                Shareholder Authorization Card.

Item 17.  Undertakings.

         The following undertakings apply to the offering:

(a) Rule 415 Offering. The Registrant is registering securities under Rule 415 of the Securities Act, therefore it will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                               SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, Commonwealth of Virginia, on the 27th day of June, 1997.

                                     C&F FINANCIAL CORPORATION



                                     By:   /s/ Larry G. Dillon
                                        ----------------------
                                           Larry G. Dillon
                                           President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

     Signature                   Title                               Date


 /s/ Larry G. Dillon        President                             June 27, 1997
--------------------------
   Larry G. Dillon          (Principal Executive Officer)
                            and Director

/s/ Thomas F. Cherry        Vice President and Chief Accounting   June 27, 1997
--------------------------
  Thomas F. Cherry          Officer (Principal Financial Officer)

/s/ W. T. Robinson          Chairman of the Board and             June 27, 1997
--------------------------
  W. T. Robinson            Director


/s/ D. N. Sutton, Jr.       Director                              June 27, 1997
--------------------------
  D. N. Sutton, Jr.

                            Director                              June   , 1997
--------------------------
Sture G. Olsson


                            Director                              June   , 1997
--------------------------
William E. O'Connell, Jr.


/s/ J.P. Causey, Jr.        Director                              June 27, 1997
--------------------------
  J. P. Causey, Jr.